     As filed with the Securities and Exchange Commission on June 14, 1996
                                                 Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                              NASHUA CORPORATION
              (Exact name of issuer as specified in its charter)

             Delaware                                02-0170100
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)

   44 Franklin Street, Nashua, New Hampshire           03061-2002
   (Address of Principal Executive Offices)            (Zip Code)

                          1996 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                John K.P. Stone, III, Esq., c/o Hale and Dorr
                 60 State Street, Boston, Massachusetts 02109
                   (Name and address of agent for service)

                                (617) 526-6000
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

  ----------------+--------------+----------------+-----------+----------------
                  |              |                | Proposed  |
      Title of    |              |   Proposed     |  Maximum  |
     Securities   |   Amount to  |    Maximum     | Aggregate |  Amount of
        to be     |      be      |Offering Price  | Offering  |Registration
     Registered   |  Registered  | Per Share (1)  | Price (1) |   Fee (1)
                  |              |                |           |
  Common Stock,   |660,000 Shares|    $16.875     |$11,137,500|  $3,840.52
  $1.00 par value |              |                |           |
  ----------------+--------------+----------------+-----------+----------------

    (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, and based on the closing price of the Registrant's Common Stock on the New York Stock Exchange on June 10, 1996.

                                    Page 1
                       Exhibit Index Begins on Page 11

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.

     The information required by Part I is included in documents sent or given to participants in the 1996 Stock Incentive Plan of Nashua Corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933 (as amended, the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Certain Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (c) The description of the Common Stock, par value $1.00 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.

     Not  applicable.

     Item 5. Interests of Named Experts and Counsel.

     Not  applicable.

     Item 6. Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation, and the Registrant has so provided in its Composite Certificate of Incorporation, as amended, for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that a director's liability is not eliminated or limited: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve an intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware General Corporation Law ("Section 145") empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Article VI of the Registrant's By-Laws ("Article VI") provides that the Registrant shall, to the fullest extent permitted by Section 145, indemnify each person who is or was a director, officer or employee of the Registrant from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 and that the Registrant may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any such persons against any such expenses or liabilities.

     Article VI also provides that, without limiting the foregoing provisions of
Article VI, and except to the extent otherwise required by law, any person seeking indemnification under or pursuant to Article VI shall be deemed and presumed to have met the applicable standard of conduct required for such indemnification unless the contrary shall be established.

     Item 7. Exemption From Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings.

     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashua, New Hampshire, on this 14th day of June, 1996.

                               NASHUA CORPORATION

                                  By: /s/ Gerald G. Garbacz
                                     -----------------------------
                                      Gerald G. Garbacz, President
                                      and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Nashua Corporation hereby severally constitute and appoint Gerald G. Garbacz, Daniel M. Junius and Paul Buffum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Nashua Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

              WITNESS our hands and common seal on the date set forth below.

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                   Title                     Date

 By:  /s/ Gerald G. Garbacz     President, Chief
      ------------------------  Executive Officer         ) June 14, 1996
      Gerald G. Garbacz         and Director              )
      (Principal Executive                                )
      Officer)                                            )
                                                          )
                                                          )
 By:  /s/ Daniel M. Junius      Vice President-Finance,   )
      -----------------------   Chief Financial Officer   ) June 14, 1996
      Daniel M. Junius          and Treasurer             )
      (Principal Financial                                )
      Officer and Principal                               )
      Accounting Officer)                                 )
                                                          )
                                                          )
                                                          )
 By:  /s/ Sheldon A. Buckler    Director                  )
      -----------------------                             ) June 14 , 1996
      Sheldon A. Buckler                                  )
                                                          )
                                                          )
 By:  /s/ Charles S. Hoppin     Director                  )
      -----------------------                             ) June 14, 1996
      Charles S. Hoppin                                   )
                                                          )
                                                          )
 By:                            Director                  )
      -----------------------                             ) June 14, 1996
      John M. Kucharski                                   )
                                                          )
 By:  /s/ David C. Miller, Jr.  Director                  )
      -----------------------                             ) June 14, 1996
      David C. Miller, Jr.                                )
                                                          )
 By:  /s/ James F. Orr III      Director                  )
      -----------------------                             ) June 14, 1996
      James F. Orr III                                    )

                                    EXHIBIT INDEX

     Exhibit                                                Sequential
     Number                                                 Page Number

     4.1 Composite Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference)

     4.2 By-Laws, as amended, of the Registrant (filed as Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference)

     5.1  Opinion of Hale and Dorr                             10

     23.1 Consent of Hale and Dorr (included in                10
          Exhibit 5.1)

     23.2 Consent of Price Waterhouse LLP                      11

     24.1 Power of Attorney (included in the                    7
          signature pages of this Registration Statement)